U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2003

Summa Industries

(Exact name of registrant as specified in its charter)

Delaware	1-7755	95-1240978
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 792-7024

Not Applicable
(Former name or former address, if changed since last report)

Item 4.         Change in Registrant’s Certifying Accountant.

Effective on May 27, 2003, the client-auditor relationship between KPMG LLP (“KPMG”) and Summa Industries, a Delaware corporation (“Summa”), was terminated as a result of KPMG’s resignation.  KPMG will perform procedures related to the amendment of the Company’s segment footnote presentation included in the August 31, 2002 consolidated financial statements and the conforming adjustments to the segment footnote presentation for the fiscal years ended August 31, 2001 and 2000.  Upon the completion of those procedures, KPMG will discontinue all audit services.

KPMG was appointed as Summa’s independent auditor on May 21, 2002.  During Summa’s most recent fiscal year, and the subsequent interim periods through May 27, 2003, there were no disagreements between Summa and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the independent public accountants’ satisfaction, would have caused such accountants to make reference to the subject matter of the disagreement in connection with its report on Summa’s financial statements as of and for the year ended August 31, 2002.

The audit report issued by KPMG on the consolidated financial statements of Summa as of and for the fiscal year ended August 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7.           Exhibits.

(c)                                Exhibits.

Exhibit	Description

16.1	Letter of KPMG LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: May 30, 2003	By:	/s/ James R. Swartwout
James R. Swartwout
President

EXHIBIT INDEX

Exhibit	Description

16.1	Letter of KPMG LLP regarding change in certifying accountant.